EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of Access Pharmaceuticals, Inc. of our report dated March 26, 2014 relating to our audits of the consolidated financial statements of Access Pharmaceuticals, Inc. as of and for the years ended December 31, 2013 and 2012. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Whitley Penn, LLP

Dallas, Texas

July 2, 2014